EXHIBIT 99.1

Contact:       Media   Jon Morgan or Adam Weiner

                       Kekst and Company
                       (212) 521-4800

           Investors   Gina Wilkinson
                       Cosi, Inc.
                       (212) 653-7111


FOR IMMEDIATE RELEASE
---------------------


Edna Morris, Mark Demilio and Garry Stock Join Cosi's Board of
Directors

NEW YORK, April 12 - Cosi, Inc. (Nasdaq: COSI, news) announced today that its Board of Directors has elected three additional independent directors: Edna Katherine Morris, Mark Demilio and Garry Stock. Messrs. Demilio and Stock will join the Audit Committee, replacing Jeff Stork and Greg Woolley, who are resigning from the Board after nine and three years of service to Cosi, respectively. Ms. Morris will join Cosi's Nominating/Corporate Governance Committee and Compensation Committee.

William D. Forrest, Cosi's Executive Chairman, stated, "The addition of these talented and accomplished executives to Cosi's Board of Directors is immensely valuable to our business. Each brings distinct expertise -- restaurant industry, financial and consumer marketing -- to our Board. It is a compliment to our Company that they have agreed to dedicate their time and expertise to Cosi as we pursue our plans for profitable growth. I also want to thank Jeff Stork and Greg Woolley for their guidance and counsel during their tenure as Cosi Board members."

Ms. Morris served as President of Red Lobster, a $2.3 billion, 675 unit casual dining seafood restaurant company (part of Darden Restaurants, a NYSE traded company) from 2002-2003, following three years as Executive Vice President/Operations there. From 1974 through l993, Ms. Morris served in various Human Resources capacities with Cummins Engine Company and in the restaurant industry, including Executive Vice President of Human Resources and Corporate Affairs at Advantica Restaurant Group. During that time, she was President of Quincy's Family Steakhouse and led the development of a chef driven restaurant prototype. Ms. Morris is the founding President of the Women's Foodservice Forum and serves on the Boards of the Culinary Institute of America and Tractor Supply Company. She is a Phi Beta Kappa graduate of the University of South Carolina.

Mr. Demilio is Chief Financial Officer of Magellan Health Services, Inc. (Nasdaq: MGLN, news), responsible for all of Magellan's financial matters, including financial strategy, financial reporting and financial support of operations. Previously, he served as the Company's Chief Legal Officer. Prior to joining Magellan, he served as Chief Financial Officer as well as senior vice president of corporate development and general counsel for Youth Services International, Inc. He was a partner with the Baltimore law firm of Miles & Stockbridge, prior to which he worked for several years as an attorney with the law firm of Piper & Marbury. His background also includes work as a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Andersen. Mark holds a juris doctorate degree from the University of Maryland School of Law and a bachelor's of science degree in accounting from Villanova University.

Mr. Stock is the principal of Garry Stock & Company, which, since 1986, provides advisory services to corporations based in Australia and, since 1995, also in Israel.

He is currently the Executive Chairman of James Richardson Duty Free, the major duty free retailer in Israel's Tel Aviv Ben Gurion Airport and serves as a consultant and board member to many private business and philanthropic organizations, including LJCB Investment Group (one of Australia's leading private investment houses). From 1968 through 1986, Mr. Stock served in various senior executive capacities in the Australian business community with a strong emphasis on department store and specialty chain retailing and on consumer marketing. Mr. Stock received a Bachelor of Economics degree from Monash University in 1964 and a Masters in Business Administration from Melbourne University in 1967.

    About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Square bagels, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a quirky, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are more than 80 Cosi locations in eleven states including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.